REGENCY CENTERS CORPORATION

                                 Subsidiaries


Regency Centers, L.P., a Delaware limited partnership
      Equiport Associates, L.P., a Georgia limited partnership
      Queensboro Associates, L.P., a Georgia limited partnership
      Delk Spectrum, L.P., a Georgia limited partnership
      Northlake Village Shopping Center, LLC, a Florida limited liability company
      Regency Centers Advisors, LLC, a Florida limited liability company
      RC Georgia Holdings, LLC, a Georgia limited liability company
            Regency Centers Georgia, L.P., a Georgia limited liability company T&M Durham Development Company, LLC, a North Carolina limited liability company
      T&R New Albany Development, LLC, an Ohio limited liability company RRG-RMC/Tracy, LLC, a Delaware limited liability company

Regency Ocean East, Ltd. a Florida limited partnership
Regency Remediation, LLC, a Florida limited liability company
Regency Centers Texas, LLC, a Florida limited liability company

Regency Realty Group, Inc., a Florida corporation
      Chestnut Powder LLC, a Georgia limited liability company
      Marietta Outparcel, Inc., a Georgia corporation
      Thompson-Nolensville, LLC, a Florida limited liability company
      Dixon LLC, a Florida limited liability company
      Atlantic-Pennsylvania, LLC, a Florida limited liability company Rhett-Remount, LLC, a Florida limited liability company
      Regency Realty Group-NE, Inc., a Florida corporation
      Regency Realty Colorado, Inc., a Florida corporation
      Mountain Meadow, LLC, a Delaware limited liability company
      Edmunson Orange Corp., a Tennessee corporation
      Luther Properties, Inc., a Tennessee corporation
      Tulip Grove, LLC, a Florida limited liability company
      Hermitage Development, LLC, a Florida limited liability company Hermitage Development II, LLC, a Florida limited liability company
      West End Property, LLC, a Florida limited liability company
      Bordeaux Development, LLC, a Florida limited liability company
      Tinwood, LLC, a Florida limited liability company
      8th & 20th Chelsea, LLC, a Delaware limited liability company
      Middle Tennessee Development, LLC, a Delaware limited liability company R2 Media, LLC, a Florida limited liability company
      K&G/RRG II, LLC, a Delaware limited liability company
      Regency Grocery Anchored Properties, Inc., a Maryland corporation
            Regency Trailblazer LLC, a Delaware limited liability company
                  Regency Grocery Anchored Properties, L.P., a Delaware limited
                  Partnership
      Regency/DS Ballwin LLC, a Missouri limited liability company
      GME/RRG I, LLC, a Delaware limited liability company

      R&M Western Partnership, L.P., a Delaware limited liability company
            OTR/Regency Colorado Realty Holdings, L.P., an Ohio limited partnership
            OTR/Regency Texas Realty Holdings, L.P., an Ohio limited partnership
            T&M Allen Development Company, a Texas general partnership
            T&M Arlington Development Company, a Texas general partnership M&KS Woodmen Development LLC, a Colorado limited liability company R&KS Dell Range LLC, a Wyoming limited liability company
            T&M Frisco Development Company, a Texas general partnership
            T&M Shiloh Development Company, a Texas general partnership
            R&KS Aspen Park Development, LLC, a Colorado limited liability company